Exhibit 99

FORM 3 JOINT FILER INFORMATION
Name of
"Reporting Persons": InterWest Partners X, L.P. ("IW 10")
   InterWest Management Partners X, LLC ("IMP10")
   Bruce A. Cleveland
   Philip T. Gianos
   W. Stephen Holmes
   Gilbert H. Kliman
   Arnold L. Oronsky
   Keval Desai
   Khaled Nasr
Address:   2710 Sand Hill Road, Suite 200
   Menlo Park, CA 94025
Designated Filer:  InterWest Partners X, L.P.
Issuer and Ticker Symbol: Eiger BioPharmaceuticals, Inc. ("EIGR")
Date of Event:  March 22, 2016

Each of the following is a Joint Filer with InterWest Partners X L.P. ("IW10")
and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:
InterWest Management Partners X, LLC ("IMP10") is the general partner of IW10 and has sole voting and investment control over the shares owned by IW10.  Bruce
A. Cleveland, Philip T. Gianos, W. Stephen Holmes, Gilbert H. Kliman, and Arnold
L. Oronsky are Managing Directors of IMP10 and, Keval Desai and Khaled A. Nasr
are Venture Members of IMP10.  Nina Kjellson, a Member of IMP10 is also a
Director of the Issuer, and has filed a separate Form 3 in her own name.
All Reporting Persons disclaim beneficial ownership of shares of Eiger
Biopharmaceuticals, Inc. stock held by IW10, except to the extent of their respective pecuniary interest therein.  The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities
Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owner of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above has designed InterWest Partners X,
L.P. as its designated filer of Forms 3, 4 and 5 in accordance with Section
16(a) of the Securities Exchange Act of 1934 and the rules thereunder.  Each
Reporting Person has appointed InterWest Management Partners X, LLC as its attorney in fact for the purpose of making reports relating to transaction in
Eiger BioPharmaceuticals, Inc. Common Stock.
INTERWEST MANAGEMENT PARTNERS X, L.L.C.
By: /s/ Arnold L.Oronsky
Arnold L.Oronsky, Managing Director
INTERWEST PARTNERS X, LP
By: InterWest Management Partners X, LLC
Its General Partner
By: /s/ Arnold L.Oronsky
Arnold L.Oronsky, Managing Director
Bruce A. Cleveland, an individual
By:  InterWest Management Partners X, LLC
as Attorney-in-Fact
By: /s/ Karen A. Wilson
Karen A. Wilson, Power of Attorney
Philip T. Gianos, an individual
By:  InterWest Management Partners X, LLC
as Attorney-in-Fact
By: /s/ Karen A. Wilson
Karen A. Wilson, Power of Attorney
W. Stephen Holmes, an individual
By:  InterWest Management Partners X, LLC
as Attorney-in-Fact
By: /s/ Karen A. Wilson
Karen A. Wilson, Power of Attorney
Gilbert H. Kliman, an individual
By:  InterWest Management Partners X, LLC
as Attorney-in-Fact
By: /s/ Karen A. Wilson
Karen A. Wilson, Power of Attorney
Arnold L. Oronsky, an individual
By:  InterWest Management Partners X, LLC
as Attorney-in-Fact
By: /s/ Karen A. Wilson
Karen A. Wilson, Power of Attorney
Keval Desai, an individual
By:  InterWest Management Partners X, LLC
as Attorney-in-Fact
By: /s/ Karen A. Wilson
Karen A. Wilson, Power of Attorney
Khaled A. Nasr, an individual
By:  InterWest Management Partners X, LLC
as Attorney-in-Fact
By: /s/ Karen A. Wilson
Karen A. Wilson, Power of Attorney